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                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549



                                      FORM 8-K

                                   CURRENT REPORT



        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (date of earliest event reported):  December 19, 1997



                    THE PUBLISHING COMPANY OF NORTH AMERICA, INC.
                    ----------------------------------------------
                (Exact Name of Registrant as Specified in its Charter)




    FLORIDA                           0-27994                   59-3203301
 ---------------                    -----------              ------------------
 (State or other                    (Commission                (IRS Employer
 jurisdiction of                    File Number)             Identification No.)
  incorporation)



                186 P.C.N.A.  Parkway, Lake Helen, Fl        32744-0280
         --------------------------------------------------------------------
               (Address of principal executive offices)      (Zip Code)



         Registrant's telephone number, including area code:  (904) 228-1000
                                                              ---------------



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ITEM 5.  OTHER EVENTS.

    The Publishing Company of North America, Inc. (the "Company") announced today that its fourth quarter 1997 revenues will be reduced from its previous expectations due to the postponement of shipment of a number of legal membership directories until after the end of the Company's fiscal year on December 31. No prior forecast of revenues has been made by the Company. The Company estimates that fourth quarter revenues could be reduced by an amount between $600,000 and $850,000 due to the postponed shipments, not all of which are certain at this time. While the Company has always experienced last minute changes in its publication schedule and quarterly results, these changes have increased with the Company's increased backlog in publishing contracts. Because of this, the Company has found it difficult to achieve its revenue objectives on a quarter-by-quarter basis. Throughout 1998, the Company plans to implement new procedures and terms within its publishing agreements that will better enable the Company to maintain a more accurate and timely publishing schedule.

    As stated in the Company's last report on Form 10-QSB, the Company's wholly-owned subsidiary, College Directory Publishing, Inc., is expected to recognize the vast majority of its annual revenues and posts profits for the fourth quarter. On a consolidated basis, the Company may incur a loss for the year ended December 31, 1997.

    Since the Company's initial public offering, the Company has been focused on gaining market share through the rapid acquisition of publishing agreements. While this accumulation of publishing agreements has made the Company the largest publisher of official bar association membership directories in the nation, it also has been a factor in the Company's inability to operate profitably. Among other things, the Company has experienced an increase in its printing and production costs, a decrease in its sales time per directory, and a material decrease in the efficiency of its sales force as it was expanded to meet the requirements of the Company's rapid growth. Given that the Company now has contracts scheduled nearly to its capacity for 1998, the Company's President and CEO, Peter S. Balise, has re-directed much of his attention away from contract acquisition to responsibility for the Company's operations. Accordingly, the Company has taken corrective action by implementing a new sales system and hiring a new national sales manager who will begin in January, 1998 and who will be responsible to maximize the Company's revenues per directory while increasing the operating efficiencies of the sales force and reducing overhead.




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FORWARD-LOOKING STATEMENTS

    The statements made above relating to the Company's expectations with regard to achieving more accurate and timely publishing schedules, to maximizing revenues per directory while increasing operating efficiencies and reducing overhead are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The results anticipated by any or all of these forward-looking statements may not occur. Important factors that may cause actual results to differ materially from the forward-looking statements include the following: (1) unexpected cancellation or delays of publishing contracts by bar associations, colleges or universities; (2) the ability of the Company to achieve intended sales and production schedules; (3) the ability of the Company to achieve intended results with its new sales system; and (4) the ability of the new national sales manager to effectively accomplish his new responsibilities.















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                       THE PUBLISHING COMPANY OF NORTH AMERICA
                             FORM 8-K - DECEMBER 19, 1997

                                      SIGNATURES



    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                    THE PUBLISHING COMPANY OF NORTH AMERICA, INC.
               --------------------------------------------------------
                                     (Registrant)





By (Signature and Title):    /s/ Peter S. Balise
                             --------------------------------------
                             Peter S. Balise, President
                             (Duly Authorized Officer)




Date:  December 19, 1997









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